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                                                                    EXHIBIT (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 55 to the Registration Statement of the Enterprise Group of Funds, Inc. on Form N-1A under the Securities Act of 1933 (File Number 2-28097) of our report dated February 17, 1999, on our audit of the financial statements and financial highlights of The Enterprise Group of Funds, Inc. appearing in the Registrant's 1998 Annual Report which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference of our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


PricewaterhouseCoopers LLP

Atlanta, Georgia
June 29, 1999